Exhibit 99.1

EARNINGS RELEASE

Investor and Media Contacts:
Kelly Loeffler, VP, Investor Relations & Corp. Communications
IntercontinentalExchange
770-857-4726
kelly.loeffler@theice.com

Melanie Skijus, Director, Investor Relations
IntercontinentalExchange
770-857-2532
melanie.skijus@theice.com

IntercontinentalExchange Reports Third Quarter Earnings; Diluted EPS of $1.79

●	Revenues of $323MM; -5% yty
●	Operating Income of $194MM; -5% yty
●	Net Income Attributable to ICE of $131MM; -1% yty

ATLANTA, GA (November 5, 2012) -- IntercontinentalExchange, Inc. (NYSE: ICE), a leading operator of global markets and clearing houses, today reported financial results for the third quarter of 2012. Consolidated revenues were $323 million, a decrease of 5% compared to the third quarter of 2011. Consolidated net income attributable to ICE was $131 million, down 1% versus the third quarter of 2011. Diluted earnings per share (EPS) were $1.79, down 1% from the prior third quarter.

Consolidated net income attributable to ICE of $131 million and diluted EPS of $1.79 for the third quarter of 2012 compare to adjusted consolidated net income attributable to ICE of $137 million and adjusted diluted EPS of $1.85 for the third quarter of 2011. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted net income attributable to ICE and adjusted diluted EPS for the periods in 2011.

Said ICE Chairman and CEO Jeffrey C. Sprecher: “ICE remains at the forefront of solutions for financial reform as evidenced by our successful and timely transition from OTC energy swaps contracts to fully regulated futures on October 15th.  This transition required significant planning and effort and I am proud that the ICE team achieved this significant move for our customers on schedule, while positioning ICE to pursue additional growth opportunities.   We also continue to enhance our leadership in clearing and post-trade services for the OTC markets, and remain focused on delivering sector-leading growth by leveraging our global markets infrastructure, along with our drive to innovate.”

ICE SVP and CFO Scott A. Hill added: “ICE’s consistent outperformance is the result of financial discipline, a lean operating model, and the ability to concurrently execute on multiple strategic growth opportunities. During the past few months, we have announced several new initiatives ranging from expanding into European natural gas markets to developing CDS futures, while serving the needs of our customers by successfully transitioning our energy swaps to futures and launching our new swap data repository.”

Third Quarter 2012 Results
Third quarter 2012 consolidated revenues were $323 million, down 5% from the prior third quarter. Consolidated transaction and clearing revenues decreased 7% to $279 million. The decrease in transaction and clearing revenues was driven primarily by decreased trading volume in OTC North American natural gas and power contracts, and a decline in CDS transactions.

Third quarter transaction and clearing revenues in ICE’s futures segment grew 1% to $156 million. Average daily volume (ADV) in ICE’s futures segment was 1.5 million contracts, down 4% from the prior third quarter.

Transaction and clearing revenues in ICE's global OTC segment were $123 million, down 16% compared to the prior third quarter. Average daily commissions (ADC) for ICE’s OTC energy business decreased 9% to $1.4 million. Revenues from ICE’s credit default swap (CDS) trade execution and clearing business totaled $33 million in the third quarter of 2012, including $16 million from CDS clearing.

Consolidated market data revenues in the third quarter increased 12% over the prior third quarter to $36 million. Consolidated other revenues were $8 million.

Consolidated operating expenses were $129 million in the third quarter of 2012, a decline of 6% compared to the year-ago quarter. Consolidated operating income fell 5% to $194 million in the quarter. Operating margin was 60% in the third quarter of 2012, consistent with the previous third quarter.

The effective tax rate for the third quarter of 2012 was 27%, compared to 30% in the third quarter of 2011.

First Nine Months of 2012 Results
Consolidated revenues in the first nine months of 2012 grew 4% to $1.0 billion. Futures volumes in the first three quarters of the year increased 1% to 294 million contracts, driving futures transaction and clearing revenue of $485 million, up 5% from the first three quarters of 2011. ADV in the first nine months of 2012 was 1.6 million contracts, up 1% from the first three quarters of 2011.

Global OTC segment transaction and clearing revenues were $423 million in the first nine months of 2012, down 1% from the prior year period. ADC in ICE’s OTC energy markets were $1.6 million in the first nine months of 2012, up 5% from the same period of 2011. Consolidated market data revenues increased 19% to $110 million and consolidated operating margin was 61% for the first three quarters of 2012.

Cash flows from operations were $573 million in the first nine months of 2012, up 6% year-over-year. Capital expenditures during the first three quarters of 2012 were $24 million and capitalized software development costs totaled $26 million.

Unrestricted cash was $1.2 billion as of September 30, 2012. At the end of the third quarter, ICE had $850 million in outstanding debt.

Financial Guidance and Additional Information
•	ICE expects consolidated operating expenses for the full year 2012 to be flat to up 2% compared to 2011.
•
ICE’s diluted share count for the fourth quarter of 2012 is expected to be in the range of 73.0 million to 74.0 million weighted average shares outstanding, and the diluted share count for fiscal year 2012 in the range of 72.9 million to 73.9 million weighted average shares outstanding.

•
ICE’s share repurchase authorization was increased to $500 million in the third quarter of 2012. ICE repurchased $13 million in October 2012 and has $487 million in remaining capacity in its share repurchase program.

Earnings Conference Call Information
ICE will hold a conference call today, November 5, at 8:30 a.m. ET to review its third quarter 2012 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com under About ICE/Investors & Media. Participants may also listen via telephone by dialing 877-674-6420 if calling from the United States, or 708-290-1370 if dialing from outside of the United States. Telephone participants should call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

Historical futures volume and OTC commission data can be found at:
http://ir.theice.com/supplemental.cfm

About IntercontinentalExchange
IntercontinentalExchange (NYSE: ICE) is a leading operator of regulated futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts. ICE Futures Europe hosts trade in half of the world’s crude and refined oil futures. ICE Futures U.S. and ICE Futures Canada list agricultural, currencies and Russell Index markets. ICE is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe. ICE serves customers in more than 70 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, IntercontinentalExchange & Design, ICE, ICE and block design, ICE Futures Canada, ICE Futures Europe, ICE Futures U.S., ICE Clear Credit, ICE Clear Europe, ICE Clear U.S., ICE Clear Canada, The Clearing Corporation, U.S. Dollar Index, ICE Link and Creditex. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml.

Forward-Looking Statements
This press release may contain "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding IntercontinentalExchange's business that are not historical facts are forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. These statements are not guarantees of future performance and actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect our performance include, but are not limited to: our business environment and industry trends; conditions in global financial markets; domestic and international economic conditions; volatility in commodity prices; changes in laws and regulations; increasing competition and consolidation in our industry; our ability to identify and effectively pursue acquisitions and strategic alliances and successfully integrate the companies we acquire on a cost-effective basis; the success of our clearing houses and our ability to minimize the risks associated with operating multiple clearing houses in multiple jurisdictions; technological developments, including ensuring that the technology we utilize is not vulnerable to security risks; the accuracy of our cost estimates and expectations, including, without limitation, those set forth in this press release under "Guidance and Additional Information"; our belief that cash flows will be sufficient to service our debt and fund our working capital needs and capital expenditures for the foreseeable future; our ability to develop new products and services on a timely and cost-effective basis; leveraging our risk management capabilities; maintaining existing market participants and attracting new ones; protecting our intellectual property rights; not violating the intellectual property rights of others; potential adverse litigation results; our belief in our electronic platform and disaster recovery system technologies; and identification of trends and how they will impact our business. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s most recent Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 8, 2012, and ICE’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2012, as filed with the SEC on August 1, 2012, and the quarter ended September 30, 2012, as filed with the SEC on November 5, 2012. These filings are also available in the Investors & Media section of our website. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligations to disclose material information under the Federal securities laws, ICE undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this press release.

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Transaction and clearing fees, net	$908,057	$889,060	$279,177	$301,510
Market data fees	109,504	92,331	35,947	32,212
Other	22,033	18,885	8,063	7,056

Total revenues	1,039,594	1,000,276	323,187	340,778

Operating expenses:
Compensation and benefits	194,596	187,951	61,820	64,137
Technology and communications	34,535	35,886	11,073	12,316
Professional services	25,741	24,970	7,813	8,743
Rent and occupancy	14,544	13,928	5,167	5,107
Acquisition-related transaction costs	9,994	14,760	2,285	5,446
Selling, general and administrative	28,580	25,464	8,114	7,885
Depreciation and amortization	96,955	99,063	32,864	33,095

Total operating expenses	404,945	402,022	129,136	136,729

Operating income	634,649	598,254	194,051	204,049

Other income (expense):
Interest and investment income	1,014	2,219	332	388
Interest expense	(29,112)	(23,623)	(9,445)	(8,128)
Other expense, net	(253)	(819)	(279)	(258)

Total other expense, net	(28,351)	(22,223)	(9,392)	(7,998)

Income before income taxes	606,298	576,031	184,659	196,051
Income tax expense	177,114	184,557	50,552	59,103

Net income	$429,184	$391,474	$134,107	$136,948

Net income attributable to noncontrolling interest	(7,080)	(8,574)	(3,025)	(4,317)

Net income attributable to IntercontinentalExchange, Inc.	$422,104	$382,900	$131,082	$132,631

Earnings per share attributable to IntercontinentalExchange, Inc. common shareholders:
Basic	$5.80	$5.22	$1.80	$1.81

Diluted	$5.76	$5.17	$1.79	$1.80

Weighted average common shares outstanding:
Basic	72,729	73,335	72,789	73,139

Diluted	73,339	74,057	73,411	73,836

IntercontinentalExchange, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,241,176	$822,949
Short-term restricted cash	80,570	52,982
Customer accounts receivable	148,897	136,331
Margin deposits and guaranty funds	32,530,788	31,555,831
Prepaid expenses and other current assets	33,064	37,298

Total current assets	34,034,495	32,605,391

Property and equipment, net	140,926	130,962

Other noncurrent assets:
Goodwill	1,936,796	1,902,984
Other intangible assets, net	816,626	854,374
Long-term restricted cash	164,950	164,496
Long-term investments	414,529	451,136
Other noncurrent assets	31,762	38,521

Total other noncurrent assets	3,364,663	3,411,511

Total assets	$37,540,084	$36,147,864

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$83,725	$65,964
Accrued salaries and benefits	47,020	58,248
Current portion of licensing agreement	19,249	19,249
Current portion of long-term debt	50,000	50,000
Income taxes payable	36,878	22,614
Margin deposits and guaranty funds	32,530,788	31,555,831
Other current liabilities	42,682	28,408

Total current liabilities	32,810,342	31,800,314

Noncurrent liabilities:
Noncurrent deferred tax liability, net	216,028	235,889
Long-term debt	800,000	837,500
Noncurrent portion of licensing agreement	67,473	80,084
Other noncurrent liabilities	40,282	31,736

Total noncurrent liabilities	1,123,783	1,185,209

Total liabilities	33,934,125	32,985,523

EQUITY
IntercontinentalExchange, Inc. shareholders’ equity:
Common stock	798	792
Treasury stock, at cost	(664,389)	(644,291)
Additional paid-in capital	1,887,354	1,829,181
Retained earnings	2,379,200	1,957,096
Accumulated other comprehensive loss	(27,104)	(21,253)

Total IntercontinentalExchange, Inc. shareholders’ equity	3,575,859	3,121,525
Noncontrolling interest in consolidated subsidiaries	30,100	40,816

Total equity	3,605,959	3,162,341

Total liabilities and equity	$37,540,084	$36,147,864

Non-GAAP Financial Measures and Reconciliation

ICE uses non-GAAP measures internally to evaluate performance and in making financial and operational decisions. When viewed in conjunction with the U.S. generally accepted accounting principles, or GAAP, results and the accompanying reconciliation, ICE believes that the presentation of these measures provides investors with greater transparency and supplemental data relating to its financial condition and results of operations. In addition, ICE believes the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below are not reflective of ICE’s core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. ICE uses adjusted net income attributable to ICE and adjusted earnings per share attributable to ICE common shareholders because they more clearly highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from the results specific financial items that have less bearing on the operating performance. ICE strongly recommend that investors review the GAAP financial measures included in the Quarterly Report on Form 10-Q, including the consolidated financial statements and the notes thereto.

During the nine months and three months ended September 30, 2011, ICE incurred a banking success fee expense of $4.3 million relating to the closing of its stake in Cetip in July 2011. There is no tax impact related to this fee because the expense is not deductible. Adjusted net income attributable to ICE for the periods presented below is calculated by adding net income attributable to ICE and the amount described above, which is not reflective of the core business performance. For the nine and three months ended September 30, 2011, ICE previously included all acquisition-related transaction costs as non-GAAP adjustments. ICE now includes acquisition-related transaction costs as part of its core business expenses, except for those that are directly related to the closing, financing or termination of a transaction. The following table reconciles net income attributable to ICE to adjusted net income attributable to ICE and calculates adjusted earnings per share attributable to ICE common shareholders as follows for the following periods (in thousands, except per share amounts):

	Nine Months Ended September 30, 2011	Three Months Ended September 30, 2011
Net income attributable to ICE	$382,900	$132,631
Add: Cetip investment banking success fee	4,250	4,250
Adjusted net income attributable to ICE	$387,150	$136,881

Earnings per share attributable to ICE common shareholders:
Basic	$5.22	$1.81
Diluted	$5.17	$1.80

Adjusted earnings per share attributable to ICE common shareholders:
Adjusted basic	$5.28	$1.87
Adjusted diluted	$5.23	$1.85

Weighted average common shares outstanding:
Basic	73,335	73,139
Diluted	74,057	73,836

ICE-CORP